                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2381876
                                                             -------------------
                       THE COMMONWEALTH OF MASSACHUSETTS

                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

We,    John L. Coughlin                                      *President
   --------------------------------------------------------,

and              John T. Lynch                                *Clerk
   ----------------------------------------------------------,

of                Benthos, Inc.
  --------------------------------------------------------------------------,
                        (Exact name of corporation)

located at:  49 Edgerton Drive, Falmouth
           -----------------------------------------------------------------,
                 (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles number:

                                       3
--------------------------------------------------------------------------------
        (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on

April 3, 1998, by vote of:
-------    --


817,813 shares of     Common Stock   of  1,317,490     shares outstanding,
-------          -------------------   ----------------
                   (type, class &
                   series, if any)

        shares of                    of                shares outstanding,
-------          -------------------   ----------------
                   (type, class &
                   series, if any)


        shares of                    of                shares outstanding,
-------          -------------------   ----------------
                   (type, class &
                   series, if any)



/1/**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/or



*Delete the inapplicable words.             **Delete the inapplicable clause.

/1/ For amendments adopted pursuant to Chapter 156B, Section 70.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on the one side only of separate
8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                          WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
  TYPE       NUMBER OF SHARES         TYPE    NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:                             Common:   2,500,000             $0.06 2/3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                          Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Change the total authorized to:

--------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                          WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
  TYPE       NUMBER OF SHARES         TYPE    NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:                             Common:   7,500,000             $0.06 2/3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                          Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                         .
                     -------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 20th day of    April  , 1998,
                                            ----       -----------    --

/s/ John L. Coughlin                                       , *President
-----------------------------------------------------------

/s/ John T. Lynch                                            , *Clerk
-------------------------------------------------------------

* Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)

            ======================================================

            I hereby approve the within Articles of Amendment and, the filing fee in the amount of $_____ having been paid, said articles are deemed to have been filed with me this_____day of_________________ 19__________.

            Effective date:_________________________________







                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:

                   William F. Griffin, Jr.
                   Davis, Malm & D'Agostine, P.C.
                   One Boston, Place
                   Boston, Massachusetts 02108
                   617-367-2500